                                                                    EXHIBIT 10.1

Certain portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


                               SATELLITE CONTRACT
                   (ECHOSTAR VII - 119(DEGREE) WEST LONGITUDE)


                                     BETWEEN



                           LOCKHEED MARTIN CORPORATION



                                       AND



                          ECHOSTAR ORBITAL CORPORATION



                                JANUARY 27, 2000

     THIS SATELLITE CONTRACT (the "Contract") dated as of the 27th day of January 2000, made between Lockheed Martin Corporation (hereinafter referred to as "Contractor"), a corporation organized under the laws of the State of Maryland, having its principle place of business at 1272 Borregas Avenue, Sunnyvale, California, 94089, and EchoStar Orbital Corporation (hereinafter referred to as "Buyer"), a corporation organized under the laws of the State of Colorado, having its principle place of business at 5701 South Santa Fe Drive, Littleton, Colorado, 80120-1838.

     WHEREAS, Buyer desires to purchase and Contractor desires to provide a Direct Broadcast Satellite (the "Satellite" or "Spacecraft") and services as hereinafter specified, and Buyer and Contractor (hereinafter referred to as "Parties") desire to define the terms and conditions under which the same shall be furnished;

     NOW THEREFORE, the Parties hereto, in consideration of the mutual covenants herein expressed, agree as follows:

                                TABLE OF CONTENTS


ARTICLE
-------

     1      Scope of Work
     2      Equipment and Services to be Furnished and Prices Therefor
     3      Delivery Schedule
     4      Payment
     5      (Reserved)
     6      In-Orbit Incentive Payments
     7      Inspection and Final Acceptance
     8      Title and Assumption of Risk
     9      Access to Work
    10      Progress Meetings, Presentations, and Documentation Deliverables
    11      Rights in Data
    12      Public Release of Information
    13      Indemnification
    14      Patent Indemnity
    15      Indemnification for Taxes
    16      Excusable Delays
    17      Termination for Default
    18      Termination for Convenience
    19      Changes
    20      Assignment
    21      Warranty
    22      Arbitration
    23      Applicable Law
    24      Entire Agreement
    25      Disclosure and Use of Information by the Parties
    26      Effective Date
    27      Permits and Licenses
    28      Limitation of Liability
    29      Spacecraft Test and Handling Equipment
    30      Liquidated Damages
    31      Spacecraft Storage
    32      Survival
    33      Insurance
    34      Interparty Waiver of Liability
    35      Cooperation Regarding Spot Beams
    36      Dry Mass Penalty
    37      Key Personnel

ARTICLE 1. SCOPE OF WORK

A. The Contractor shall provide the necessary personnel, material, services, and facilities to perform work in accordance with the provisions of this Contract, including the ATTACHMENTS hereto, which are made a part hereof, and the EXHIBITS listed below, which are attached hereto and made a part hereof and to make Delivery to Buyer of the equipment and services set forth in ARTICLE 2 hereof in accordance with the Delivery schedule specified in ARTICLE 3 hereof:

     EXHIBIT A: EchoStar VII Statement of Work (SOW) 8575922
     EXHIBIT B: EchoStar VII Spacecraft Performance Specification 8575921 EXHIBIT C: EchoStar VII Test Plan 8575920
     EXHIBIT D: A2100 Program Product Assurance Plan PN-8569826 Rev N/C

     In the event of any inconsistency among or between the parts of this Contract set forth above, such inconsistency shall be resolved by giving precedence in the order of the parts as set forth below:

     1. Terms & Conditions, Spacecraft Contract Dated January 27, 2000, including ATTACHMENT A hereto

     2.   EchoStar VII Statement of Work, EXHIBIT A

     3.   EchoStar VII Spacecraft Performance Specification, EXHIBIT B

     4.   EchoStar VII Test Plan, EXHIBIT C

     5.   A2100 Program Product Assurance Plan, EXHIBIT D

B. In the event that, thirty (30) days after EDC, the TBDs in the EchoStar VII Spacecraft Performance Specification, EXHIBIT B, and the TBDs set forth in
     ARTICLE 2 have not been agreed to by both Parties or such Performance Specification is not otherwise finalized to the mutual satisfaction of the Parties, then notwithstanding ARTICLE 18. TERMINATION FOR CONVENIENCE, or any other provision in this Contract, Buyer may immediately terminate this Contract by providing written notice to Contractor. In full and final settlement of such termination Contractor shall retain the first milestone payment amount of DOLLARS ($XXXXXXX) paid to Contractor at fifteen (15) days after EDC and all other liabilities and obligations of the Parties shall be released, waived and terminated.

C. Contractor agrees to fly the Spacecraft until the earlier to occur of: (i) the material anomaly(ies) being resolved; (ii) insurance for the material anomaly(ies) being paid to Buyer; or (iii) Buyer informing Contractor that it desires to use the Spacecraft for commercial purposes (provided that, in such instance, Contractor shall continue to fly the Spacecraft until such time as the material anomaly(ies) is fully understood and Buyer has been trained how to fly the Spacecraft in such anomalous condition). Provided, however Buyer shall use its reasonable commercial efforts to include in the policy for insurance of the Spacecraft, that, "The Spacecraft manufacturer's efforts concerning Spacecraft rescue, anomaly resolution and flying time will be covered by the Underwriters."

ARTICLE 2. EQUIPMENT AND SERVICES TO BE FURNISHED AND PRICES THEREFOR

A. Upon the full, satisfactory and timely completion and Delivery, as required, of each item of work specified below, and acceptance by Buyer thereof in accordance with the requirements of this Contract, Contractor shall be entitled to payment by Buyer of the applicable fixed price specified below in accordance with terms and conditions of this Contract, as such price may be adjusted in accordance with the provisions of the Contract. The prices stated below, which are inclusive of the In-Orbit Incentives and include all transportation and related charges for Delivery of Spacecraft and associated equipment to destination and all Launch ("Launch" means the launch of the Spacecraft as defined in the launch services agreement the Buyer enters into with the launch service provider or in the event of a change from one Launch provider to another, then the definition will be changed to that Launch provider who actually launches the Spacecraft, and which definition Buyer will provide to Contractor upon request) and mission support and services through In-Orbit Test (IOT) which includes post IOT support as specified in EXHIBIT A. Except as otherwise provided for herein, the prices stated below include all applicable taxes and all copyright and patent rights necessary to effectuate this Contract.

Item          Quantity     Description                                                  Total Price
----          --------     -----------                                                  -----------

1.             1           Spacecraft as defined                                        $XXXXXXXX (i)
                           in EXHIBIT B

2.             1 Lot       Launch and mission support services for                      NSP
                           Spacecraft on an Atlas IIIB launch vehicle

3.             1 Lot       Optional additional CONUS Transmit                            $XXXXXXX
                           reflector and Feed System
                           for Spot Beams for less than or
                           equal to 10(degree)from 119(degree)W.L.

4.             1 Lot       Optional additional CONUS Transmit                            $XXXXXXX
                           reflector, Receive reflector and Feed System
                           for Spot Beams for more than
                           10(degree)from 119(degree)W.L.

5.             1 Lot       Optional Satellite Control                                    $XXXXXXX
                           Facility ("SCF") Equipment, Software,
                           Setup and Training

6.             1 Lot       Optional incremental costs to
                           Item 1, in support of a Launch from either an Ariane,
                           or a Proton or a SeaLaunch, Launch at their
                           respective locations:

6a.            1 Lot       Optional incremental cost for Launch out of                   $XXXXXXX
                           Kourou, French Guiana on an Ariane Launch

6b.            1 Lot       Optional incremental cost for Launch out of                   $XXXXXXX
                           Baikonur, Kazakhstan on a Proton Launch

6c.            1 Lot       Optional incremental cost for Launch out of                   $XXXXXXX
                           Long Beach, CA on a SeaLaunch (Zenit)

                           TOTAL PRICE                                                   $XXXXXXX (ii)
                                                                                        ---------

     (i) Total Price for Spacecraft, including without limitation the cost of Delivery of Spacecraft to Cape Canaveral, Florida.

     (ii) Does not include the price of the Optional items.

B. The Spacecraft will include some imported goods. In the event the Spacecraft and its included imported goods are not exported in a timely manner due to the actions or inactions of Buyer, any duties and penalties arising therefrom will be the responsibility of Buyer. Contractor shall pay such above duties and penalties as may be required by law to be so paid and Buyer agrees to reimburse the Contractor for payments so made; provided that Contractor uses reasonable commercial efforts to challenge the imposition of such duties and penalties and keeps Buyer reasonably apprised of its activities in that regard.

C. Contractor shall be entitled to an early Delivery incentive payment for each day the Spacecraft is delivered to the Launch site prior to the Delivery date set forth in ARTICLE 3. DELIVERY, provided Buyer is given three (3) months prior notice of the early Delivery date, by an amount of $XXXXXXX per day for days 1 through 60 and $XXXXXXX for each day thereafter, up to a maximum of $XXXXXXX. In the event Contractor is entitled to an early Delivery incentive payment in accordance with this paragraph, the amount of any such incentive shall be added to the Contract price, and Buyer shall make payment of same to Contractor, ninety (90) days after Launch of the Spacecraft, and in the event the Spacecraft is placed into Storage, Buyer shall make payment of same to Contractor ninety (90) days after it is placed into Storage. Notwithstanding the above, Contractor shall not be entitled to an early Delivery incentive payment in the event Contractor is the cause of a Launch delay.

D. Option for additional CONUS Transmit Reflector and Feed System for Spot Beams for less than or equal to ten (10) degrees from 119 degrees W. L. Buyer may exercise this option by providing Contractor authorization to proceed, at a specific orbital location, no later than thirty (30) days after EDC. Additionally, Buyer shall have the option, exercisable in its discretion by providing written notice to Contractor, at any time until ten
     (10) months after EDC (or later if Buyer and Contractor mutually agree to an equitable adjustment, or to the deletion of testing as necessary in order to maintain schedule), to direct Contractor to commence integration and test of either the baseline antenna set or this Optional CONUS Transmit Reflector and Feed System for Spot Beams for installation on the Spacecraft, without affecting schedule. In the event Buyer desires to exercise this Option subsequent to the date(s) specified above, but prior to twenty-three (23) months following EDC, then the price for the Option and the Delivery schedule shall be subject to equitable adjustments. The Contractor shall use reasonable care to mitigate any impacts to the price and/or delivery schedule. [AT LEAST 3 INTERIM MILESTONES TBD]

E. Option for additional CONUS Transmit Reflector, Receive reflector and Feed System for Spot Beams for more than ten (10) degrees from 119 degrees W.L. Buyer may exercise this option by providing Contractor authorization to proceed, at a specific orbital location, no later than thirty (30) days after EDC. Additionally, Buyer shall have the option, exercisable in its discretion by providing written notice to Contractor, at any time until ten
     (10) months after EDC (or later if Buyer and Contractor mutually agree to an equitable adjustment, or to the deletion of testing as necessary in order to maintain schedule), to direct Contractor to commence integration and test of either the baseline antenna set or this Optional CONUS Transmit Reflector, Receive reflector and Feed System for Spot Beams for installation on the Spacecraft, without affecting schedule. In the event Buyer desires to exercise this Option subsequent to the date(s) specified above, but prior to twenty-three (23) months following EDC, then the price for the Option and the Delivery schedule shall be subject to equitable adjustment. The Contractor shall use reasonable care to mitigate any impacts to the price and/or delivery schedule. [AT LEAST 3 INTERIM MILESTONES TBD]

F. Optional Satellite Control Facility. Buyer shall have the option, exercisable at its discretion by providing Contractor authorization to proceed, no later than nine (9) months after EDC, to purchase the following SCF equipment, software, setup and training at the price set forth above:

     Item    Description                      Qty      Redundant

      1       Satellite Control Center        n/a         n/a

      1a      - Real Time System/Remote         2         2:1
              User Interface

      2       Baseband TT&C                   n/a         n/a

      2a      - CR&T Unit                       2         2:1

      3       O&M Documentation            2 sets         n/a

      4       Design Review                     1         n/a

      5       Installation and Test of        n/a         n/a
              Hardware

      6       Training (described below)      n/a         n/a

     Documentation Delivery (no design doc):

      1        SOW

      2        Performance Spec

      3        Test Plan

      4        Compliance Matrix

      5        Design Review Material

      6        Test Procedure(s)

      7        Current Version(s) of
               Hardware O&M Manual(s)

      8        Current Version(s) of
               Software O&M Manual(s)

      9        Shipping Lists/Export
               Paperwork

      10       Test Report(s)

      11       Closeout Package

     NOT INCLUDED:

     1        ICS (scripts)

     2        DSS or STS

     3        Monitor & Control system
                  (p/o Antenna/RF)
     4        Mission Analysis Software

     5        Antenna/RF System

     6        Command Encryption

     7        Source Code

     8        Design Documentation

     9        Consoles (Desk Top)

     10       Spares

     TRAINING COURSE DESCRIPTIONS:

     SPACECRAFT ANALYST (15 DAYS). This course shall present, in detail, the design and operation of each of the A2100 satellite bus subsystems. The design of the payload subsystem shall be presented to the extent that the payload influences satellite bus design and operations. This course shall be primarily for satellite engineers.

     SPACECRAFT CONTROLLER (10 DAYS). This course shall describe in detail ground console operation and use of the on-station operating instructions and procedures for the satellite bus and payload subsystems. Operating instructions for the communications subsystem shall be covered in a summary fashion.

     GROUND SYSTEM OPERATIONS AND MAINTENANCE (5 DAYS). This course shall detail the operation and maintenance of the A2100 Ground System including operation and interfaces of the computer, status and control, baseband, and antenna/RF subsystems. This course shall be primarily for the Ground Systems O&M engineer.

G. Option to select a Launch other than an Atlas IIIB. Buyer, after entering into a launch services agreement with the Launch provider, may exercise this option by providing Contractor authorization to proceed with any one of the Launch vehicles listed in Item 6, in lieu of an Atlas IIIB Launch, at the applicable price increase to Item 1. price no later than 12 months after EDC for the Ariane or Proton, without affecting schedule. In the event that a SeaLaunch is selected then the latest date by which that Option may be exercised without affecting schedule is 10 months after EDC. In either case the coupled loads analysis as well as a mission analysis plan will not be available until after the Launch provider is contracted for by Buyer, as delineated in EXHIBIT A.

ARTICLE 3. DELIVERY SCHEDULE

A. "Delivery", in the case of the Spacecraft, shall mean delivery of the Spacecraft, at Contractor's expense, to the applicable Launch site and, in the case of all other equipment, shall mean delivery of such equipment, at Contractor's expense, to the applicable delivery destination.

B.   Delivery shall be as indicated below:

Item     Description                                                   Delivery Date
----     -----------                                                   -------------
1.       Spacecraft  as defined in EXHIBIT B.                          12/20/2001


2.       Launch and Mission Operation Support Services                 Commencing on Delivery of
                                                                       the Spacecraft to the Launch
                                                                       Site and Continuing Through
                                                                       On Orbit Check-out and all
                                                                       mission support costs and
                                                                       services through IOT together
                                                                       with post IOT support as
                                                                       specified in EXHIBIT A

3        1 Lot    Optional additional CONUS Transmit
                  Reflector and Feed System
                  for Spot Beams for less than or
                  equal to ten (10) degrees from
                  119 degrees W.L.                                     As provided in ARTICLE 2,
                                                                       Paragraph D.

4.       1 Lot    Optional additional CONUS Transmit
                  Reflector, Receive Reflector and Feed System
                  for Spot Beams for more than 10(degree)
                  from 119(degree)W.L.                                 As Provided in ARTICLE 2,
                                                                       Paragraph E.

5.       1 Lot    Optional Satellite Control                           Fourteen (14) months
                  Facility ("SCF") Equipment, Software,                after exercise of option
                  Setup and Training

6.       1 Lot    Optional incremental Delivery days to
                  be added to Item 1, in support of a Launch from
                  either an Ariane, or a Proton or a
                  SeaLaunch, Launch at their
                  respective locations

6a.      1 Lot    Optional incremental Delivery days for Launch        plus one (1) day
                  out of Kourou, French Guiana on an
                  Ariane Launch

6b.      1 Lot    Optional incremental Delivery days for Launch        plus two (2) days
                  out of Baikonur, Kazakhstan on a Proton Launch

6c.      1 Lot    Optional incremental Delivery days for Launch        No Change
                  out of Long Beach, CA on a SeaLaunch (Zenit)

ARTICLE 4. PAYMENT

A. The total price stipulated in ARTICLE 2. EQUIPMENT AND SERVICES TO BE FURNISHED AND PRICES THEREFOR, as such price may be adjusted in accordance with the provisions of the Contract, shall be paid by Buyer to Contractor in accordance with the payment arrangements specified for the construction payments in the Spacecraft Payment Plan set forth in paragraph B of this ARTICLE (the "Payment Plan"), and the payment arrangements for the In-Orbit Incentives described in paragraph C of this ARTICLE and ARTICLE 6. IN-ORBIT INCENTIVE PAYMENTS. Except for the first two construction payments, which will be paid at the dates set forth below, the amounts specified in the Payment Plan shall in each case be paid by Buyer to Contractor on the dates indicated; provided that: (i) Contractor submits an invoice for each payment no later than thirty (30) days in advance of the payment due date; and (ii) Contractor completes the applicable milestone no later than three (3) business days in advance of the payment due date. Notwithstanding the foregoing, in the event that Contractor does not deliver an invoice to Buyer at least thirty (30) days prior to the applicable payment date and/or does not achieve the relevant milestone, or provide a work-around that does not affect schedule and is otherwise acceptable to Buyer, at least three (3) business days prior to the applicable payment date, Buyer may suspend construction payments until such time as the relevant invoice is received and milestone is completed. Within thirty (30) days following Buyer's receipt of the relevant invoice or three (3) business days following Contractor's completion of the relevant milestone, whichever occurs later, Buyer shall pay Contractor for all construction payments that were required to have been made but were not as a result of the suspension.

         All payments required to be made to Contractor under this Contract shall be made by either cable transfer to Citibank N.Y. ABA# 021000089, Lockheed Martin, A/C #38469306, or by check payable to Lockheed Martin Corporation sent by overnight mail carrier (at Contractor's expense) to the address and attention of the Lockheed Martin representative designated in ARTICLE 10, PROGRESS MEETING, PRESENTATIONS AND DOCUMENTATION DELIVERABLES, paragraph C.

B. SPACECRAFT PAYMENT PLAN

         1. The construction payments applicable to Spacecraft shall be made as follows:

MILESTONE PAYMENT SCHEDULE FOR ECHOSTAR VII SPACECRAFT

--------------------------------------------- ------------------- ------------------------- -----------------------
MILESTONE DESCRIPTION*                         MONTHS AFTER EDC          AMOUNT, $          CUMULATIVE
                                                                                                  AMOUNT, $
--------------------------------------------- ------------------- ------------------------- -----------------------
Initial Payment                                 15 days after EDC $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Agreement on the TBDs in EXHIBIT B and the                      1 $                 XXXXXXX $               XXXXXXX
TBDs set forth in ARTICLE 2
--------------------------------------------- ------------------- ------------------------- -----------------------
Complete 1st Monthly report & Program                           2 $                 XXXXXXX $               XXXXXXX
Kick-Off
--------------------------------------------- ------------------- ------------------------- -----------------------
Place Subcontractor orders**                                    3 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Deliver Program Management Plan                                 4 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Conduct System PDR                                              5 $                 XXXXXXX $               XXXXXXX

--------------------------------------------- ------------------- ------------------------- -----------------------
First Quarterly Management Report &                             6 $                 XXXXXXX $               XXXXXXX
Spacecraft/Launch Vehicle Kick-off
--------------------------------------------- ------------------- ------------------------- -----------------------
Select Spacecraft Harness Vendor                                7 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Complete Payload ICD & Start Panel Design                       8 $                 XXXXXXX $               XXXXXXX

--------------------------------------------- ------------------- ------------------------- -----------------------
Conduct System CDR                                              9 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Start Antenna Integration & Test                               10 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Start Electronics Box I&T                                      11 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Start Propulsion Subsystem I&T                                 12 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Deliver OMUX's to SV                                           13 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Deliver CORE to PSS I&T                                        14 $                 XXXXXXX $               XXXXXXX

--------------------------------------------- ------------------- ------------------------- -----------------------
Deliver Electronic Boxes to B159                               15 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Deliver Solar Array and Batteries to B159                      16 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Deliver TWTAs to SV                                            17 $                 XXXXXXX $               XXXXXXX

--------------------------------------------- ------------------- ------------------------- -----------------------
Complete Payload Initial Turn-Ons                              18 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Complete Spacecraft Mate                                       19 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Deliver Mission Ops Plan                                       20 $                 XXXXXXX $               XXXXXXX

--------------------------------------------- ------------------- ------------------------- -----------------------
Complete Vibration Test ***                                    21 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Complete Thermal/Vacuum Test ***                               22 $                 XXXXXXX $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------
Complete Range Test                                            23 $                 XXXXXXX $               XXXXXXX

--------------------------------------------- ------------------- ------------------------- -----------------------
PSR and Spacecraft Final Acceptance                            24                           $               XXXXXXX
--------------------------------------------- ------------------- ------------------------- -----------------------

* Work arounds that do not affect schedule and are otherwise acceptable to Buyer will satisfy the milestone event.

Notwithstanding the above milestones, if it becomes reasonably clear that problems with deliverables are reasonably likely to cause schedule delays, then the construction payments may be suspended, at Buyers option, and the date for payment of each subsequent construction payment delayed, by an amount of time equal to the difference between the Delivery date for the Spacecraft set forth in ARTICLE 3 above and the revised forecast Delivery date. In the event that Contractor subsequently recovers all or a portion of the originally scheduled Delivery date, the construction payments will again be revised to reflect that recovery. Further, if, following completion of a milestone, a problem arises which requires rework of elements of the milestone, then all construction payments may be suspended, at Buyer's option, until the milestone is again complete.

** Subcontractor List (see below)

                          Subcontractor List

----------------------------------- -----------
           Description               Quantity
----------------------------------- -----------
Structure (core & panels)                     1
----------------------------------- -----------
Arcjets                                       4
----------------------------------- -----------
PCU                                           1
----------------------------------- -----------
Tanks                                         5
----------------------------------- -----------
OMUXes                                       12
----------------------------------- -----------
IMUXes                                        9
----------------------------------- -----------
Command Receivers                             3
----------------------------------- -----------
Beacon Transmitters                           3
----------------------------------- -----------
OBC                                           1
----------------------------------- -----------
LAE                                           1
----------------------------------- -----------
REAs                                         18
----------------------------------- -----------
Battery Cells                                78
----------------------------------- -----------
TWTAs                                        60
----------------------------------- -----------

*** In the event the Program Managers of Contractor and Buyer jointly agree to conduct Thermal Testing prior to Vibration Testing, then the order of these milestones shall be reversed.

         2. In the event of earlier Delivery of the Spacecraft, and provided the proper notice of early Delivery was provided, then Buyer shall use its reasonable efforts to pay the remaining construction payments promptly following receipt of Contractor's invoice therefor as provided in paragraph A of this ARTICLE.

C.       Spacecraft In-Orbit Incentive Payments

         1. In addition to the construction payments described above, Buyer shall pay In-Orbit Incentives in the aggregate amount of $XXXXXX, plus interest at X% per annum, to Contractor in accordance with the requirements set forth in ARTICLE 6 below.

         2. The Parties are willing to enter into good faith negotiations to establish an alternative to the payment schedule set out in
                  ARTICLE 6 for the In-Orbit Incentives including without limitation, prepayment. Buyer shall have the right to prepay, at any time, without penalty, that amount of the In-Orbit Incentives outstanding. In the event of prepayment of In-Orbit Incentives, if there is subsequently a reduction in the amount of In-Orbit Incentives that would have otherwise been due Contractor, then the Contractor shall pay Buyer for the reduced performance, calculated from the date of prepayment by Buyer to the subsequent date of repayment by Contractor, at a rate of X% per annum

D. Failure to make any payments required hereunder, shall constitute a default by Buyer subject to the provisions of ARTICLE 17. TERMINATION FOR DEFAULT, paragraph F.

E.       1.       For the Spacecraft delivered by Contractor which, following
                  Launch, does not achieve Successful Injection, as a result of a Launch vehicle failure unrelated to the Spacecraft defined in ARTICLE 6, Contractor shall be entitled to receive
                  $XXXXXXX, which payment is in lieu of and in full satisfaction of the In-Orbit Incentives.

                  For purposes of this paragraph, the Spacecraft shall be deemed to have been "Successfully Injected" provided that:

                  (a) at the time of separation from the launch vehicle, the transfer orbit perigee altitude error, apogee altitude error, inclination error, argument of perigee error, Spacecraft attitude, and Spacecraft spin are within or equal to +/-3 sigma limits of their specified values; and

                  (b) the Spacecraft has not suffered damage as a consequence of a failure or malfunction of the launch vehicle or other cause that is not the fault or is beyond the control of Contractor.

                  Notwithstanding that the transfer orbit does not meet all of the criteria stated in paragraph E(1)(a) above, the Spacecraft shall be deemed to have been Successfully Injected if the Spacecraft has nevertheless been positioned in its orbital slot as defined in EXHIBIT B, Spacecraft Performance Specification, and the then remaining calculated operation time period is equal to or greater than 13 years.

         2. In the event Buyer is obligated to make payment to Contractor in accordance with paragraph 1 above, payment shall be due within ten (10) days from Buyer's receipt of the insurance proceeds.

F. Except in the case of a bona fide dispute, in the event that either Party fails to make any payment required hereunder when due, such payment shall bear interest at the rate of X% per annum until paid.

ARTICLE 5. (RESERVED)

ARTICLE 6. IN-ORBIT INCENTIVE PAYMENTS

6.1 In addition to the construction payments described in ARTICLE 4, Buyer will pay the Contractor in orbit incentives in the aggregate amount of XXXXXXX Dollars ($XXXXXXX), plus interest at X% per annum accruing from the completion of the IOT review, for the in-orbit performance of the Satellite as set forth herein (the "In Orbit Incentives").

6.2 The In Orbit Incentives will be payable in thirteen (13) equal annual payments, the first such payment becoming due on the last day of the month during which the one year anniversary of the completion of the IOT review occurs, provided that no payment shall be due any sooner than thirty (30) days following receipt of an invoice therefor from Contractor.

6.3 Except as provided below, the criteria for determining a loss pursuant to pages 5 through 11 (inclusive) of the commercial insurance policy that Buyer procured with respect to the launch and operation of the EchoStar V satellite, copies of which are attached hereto as ATTACHMENT A (the "Criteria"), shall be utilized by Contractor and Buyer to determine the extent, if any, to which Contractor's In Orbit Incentives are reduced, if at all. Buyer and Contractor agree that the Criteria will be utilized for the duration of this Contract. The formula to determine losses will, in the sole discretion of Buyer (regardless of the mode of operation at the time or the number of licensed frequencies), be based upon, notwithstanding the Criteria: (i) with respect to full CONUS payload, on either 32 transponders operating at high power mode with a Stated Spacecraft Life of 13 years, not subject to the Deductible, or 16 transponders operating at super high power mode with a Stated Spacecraft Life of 13 years, not subject to the deductible; and (ii) with respect to the spot beam payload, on 25 transponders with a Stated Spacecraft Life of 13 years, not subject to the Deductible. The entire amount of the $XXXXXXX of In Orbit Incentives shall be at risk of being reduced based on failures of the full CONUS payload. In addition, $XXXXXXX of the In Orbit Incentives shall be at risk of being reduced based on failures of the spot beam payload. So, for example, in the event of the failure of a transponder which results in only 15 full CONUS transponders operating at super high power being available, in addition to any adjustment to the In Orbit Incentives pursuant to paragraph 6.6, the In Orbit Incentives would be reduced by XX x $XXXXXXX x (the number of days of remaining life at the time of the failure/4,745). If the same transponder failure resulted in only 13 available spot beam transponders, then the In Orbit Incentives would be further reduced by 13/25 x $XXXXXXX x (the number of days of remaining life at the time of the failure/4,745). Each reduction to the In Orbit Incentives shall be applied on an equal basis to all annual payments subsequent to the occurrence of the underlying failure/anomaly.

         In the event that Buyer obtains launch/operation insurance for the Spacecraft ("EchoStar VII Insurance"), if application of the criteria in the EchoStar VII Insurance Policy would result in a larger reduction in the In Orbit Incentives than application of the Criteria would, then the reduction in the In Orbit Incentives will be based on the criteria in the EchoStar VII Insurance Policy.

6.4 If any anomaly with respect to the Satellite would result in a loss under the Criteria, then Contractor's In Orbit Incentives shall be reduced by a percentage equal to the percentage loss which would be payable in accordance with the Criteria. In the case of a conflict or inconsistency between the terms of this Section 6.4 and Section 6.3 above, the Parties agree that only one Section can apply to any particular failure/anomaly and that Buyer shall choose, in its sole judgment, which Section shall apply each particular failure/anomaly.

6.5 If the cumulative losses pursuant to this ARTICLE 6 are equal to or greater that 50%, then the Satellite shall be considered a total loss, and Contractor's In Orbit Incentives shall be reduced to zero.

6.6 If an anomaly occurs with respect to the Satellite which would not result in a loss under the Criteria, or with respect to which Buyer does not believe the loss amount fairly reflects the consequences of the anomaly, then the amount of In Orbit Incentives due to Contractor may nonetheless be further reduced as provided below, if the anomaly:
         (1) would cause commercial insurers to demand terms, conditions or rates for continued insurance which are greater than would be required for a satellite which does not experience such an anomaly, or (2) results in a reduction in the fair market value of the Satellite. Contractor and Buyer shall jointly agree on the amount of any such reduction of the In Orbit Incentives, taking into account the anticipated degradation of the Satellite or of its life as a result of the anomaly, any reduction in its value over such term as a result of the anomaly, the extent to which Contractor is able to devise ways and methods to overcome the impacts of such anomaly, and any increased costs to Buyer as a result of the anomaly.

         For example (and not by way of limitation), if tubes on the Spacecraft experience failures, the exact nature of which, and the timing of additional numbers of failures which, can not be predicted with certainty, and/or with respect to which redundancies on the Spacecraft allow continued operation of all frequencies, then even if commercial insurers would claim that the number of failures to date, together with the number of potential future failures, is not sufficiently certain to result in a loss under the Criteria (or should result in only a small loss under the Criteria), a further reduction in the In Orbit Incentives would none-the-less occur based on the guidelines in the paragraph above.

6.7 If Contractor and Buyer are unable to agree whether an event as described in Paragraph 6.3, 6.4 or 6.6 above has occurred, or on the appropriate amount payable, the parties shall submit the matter to binding arbitration as provided for in ARTICLE 22.

6.8 If at the time an In Orbit Incentive payment is due, a potential reduction of the In Orbit Incentives is pending, then the payment date shall be delayed until 30 days following resolution of the potential reduction. Notwithstanding the prior sentence, Buyer shall timely pay any amounts reasonably likely to be in excess of the value of the potential reduction.

6.9 If an anomaly which results in a loss is caused by Buyer's operation of the Satellite outside of the appropriate criteria established by Contractor or by a Launch Vehicle failure that is not caused by the Satellite, then no reduction in the In-Orbit Incentive payments shall be made for such anomaly. Further, if either of these two events occur, and the Satellite becomes a total loss under this ARTICLE 6, then Buyer shall pay to Contractor all In Orbit Incentives (less any reductions as a result of anomalies or amounts previously paid) within thirty (30) days after Buyer receives payment from its insurance carrier.

6.10 Unless Launch is delayed due to the fault of Contractor, if the Satellite is not launched within one hundred eighty (180) days after Delivery and final acceptance pursuant to ARTICLE 7, Buyer shall commence making In Orbit Incentive payments in accordance with the above as though the IOT review of the Satellite had been completed after the one hundred and eightieth (180th) day after Delivery and final acceptance pursuant to ARTICLE 7.

6.11 Notwithstanding anything to the contrary above, in no event shall the reduction in In-Orbit Incentives exceed the amount of unearned In-Orbit Incentives remaining due from Purchaser to Contractor at the relevant point in time.

ARTICLE 7. INSPECTION AND FINAL ACCEPTANCE

A.       Inspection

         Buyer, or its designated representative, shall have the right to witness and review the results of the final acceptance testing at the system level of the deliverable hardware at the facilities of Contractor. To allow Buyer to most effectively schedule the monitoring stated above, Contractor shall give Buyer reasonably timely notification of the acceptance testing of the deliverable hardware.

B.       Final Acceptance

         Final acceptance of the items to be delivered hereunder shall be in accordance with the requirements of this Contract, including the EXHIBITS. Delivery and final acceptance shall be as provided herein.

         1. The Spacecraft furnished under this Contract shall be tested by Contractor in the presence of Buyer or Buyer's representative, and in the case of Spacecraft to be delivered to storage, shall be finally accepted by Buyer upon demonstration at Contractor's facility, prior to Delivery of Spacecraft to storage, by means of test results obtained pursuant to the test requirements set forth in EXHIBIT C, that the Spacecraft meets the performance specifications set forth in EXHIBIT B for the Spacecraft.

         2. In the case of Spacecraft delivered for launch, upon arrival of Spacecraft at the Launch site, as required by EXHIBIT A for the Spacecraft, Contractor shall promptly conduct an inspection and test the Spacecraft, in accordance with the requirements of EXHIBIT C, in the presence of Buyer or Buyer's representative.

         3. However, in paragraphs 1 and 2 above, Contractor may conduct the test without the Buyer's presence providing Buyer or Buyer's representative is notified within a reasonable time before the test is to be conducted. At the written request of the Contractor, Buyer or Buyer's representative shall either finally accept the Spacecraft in writing or notify Contractor in writing of those particulars in which the Spacecraft to be delivered does not meet the requirements of this Contract. For the purposes of paragraph 2 above, this action shall take place no later than forty-eight hours after Buyer or Buyer's representative has received the final Launch System Performance Test (LSPT) Test Data. Upon remedy of such particulars to meet the requirements of this Contract, the Spacecraft shall be deemed to have been Delivered and finally accepted. Notwithstanding the above, if Buyer or Buyer's representative is not present and Contractor presents the test results to Buyer and Buyer does not respond within three (3) business days, the final acceptance will have been deemed to have taken place.

         4. Final acceptance of items other than the Spacecraft shall take place after Delivery by Contractor to the applicable delivery destination and, if required by Contract, completion of installation and inspection. Contractor shall promptly conduct an inspection and, if required, test the items other than the Spacecraft, in accordance with the requirements of EXHIBIT C, in the presence of Buyer or Buyer's representative. However, Contractor may conduct the test without the Buyer's presence providing Buyer or Buyer's representative is notified within a reasonable time before the test is to be conducted. At the written request of the Contractor, Buyer shall either finally accept the item(s) in writing or notify Contractor in writing of those particulars in which the items to be delivered do not meet the requirements of this Contract. Upon remedy of such particulars to meet the requirements of this Contract, the item involved shall be deemed to have been Delivered and finally accepted. Notwithstanding the above, if Buyer or Buyer's representative is not present and Contractor presents the test results to Buyer and Buyer does not respond within three (3) business days, the final acceptance will have been deemed to have taken place.

ARTICLE 8. TITLE AND ASSUMPTION OF RISK

A.       Unless otherwise stated herein, the following shall apply:

         1. Title and risk of loss or damage to a Spacecraft shall pass to Buyer at Launch, even in the case of a Spacecraft delivered to storage.

         2. Title and risk of loss or damage to items other than Spacecraft shall pass to Buyer upon final acceptance.

B. Buyer agrees to cause its insurer(s) to waive all rights of subrogation against Contractor and its officers, agents, servants, subsidiaries and employees, subject to terms and conditions as are then customarily available regarding such waivers.

C. EXCEPT WITH RESPECT TO WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY CONTRACTOR, UPON AND AFTER LAUNCH OF THE LAUNCH VEHICLE FOR THE SPACECRAFT, CONTRACTOR'S SOLE FINANCIAL RISK, AND THE SOLE AND EXCLUSIVE REMEDIES OF BUYER, WITH RESPECT TO THE USE OR PERFORMANCE OF THE SPACECRAFT, SHALL BE AS SET FORTH IN ARTICLES 6, 13, 14, 15 AND 21.

ARTICLE 9. ACCESS TO WORK

A. For the purpose of observing the quality of Contractor's performance of work, Contractor shall afford a reasonable number of Buyer's personnel (including without limitation Buyer's consultants) access, with office facilities as delineated in EXHIBIT A, to all work in process at Contractor's facilities. Upon Buyer's request, Contractor will request and attempt to obtain similar access to work related to Buyer's Spacecraft that is being performed at Contractor's major subcontractors.

B. The Contractor shall use reasonable commercial efforts to obtain the U.S. Governments' authorization to allow Telesat Consultants access to the same extent as delineated in paragraph A above. Additionally, Contractor shall apply for and, once issued, use reasonable commercial efforts to maintain all U.S. Government export licenses and approvals needed for Buyer's personnel, representatives, agents and consultants who are citizens of a country other than the U.S., to access Contractor facilities or technical data in connection with the performance of this Contract as delineated in paragraph A above. Buyer shall cooperate with Contractor and provide the support necessary for Contractor to apply for and maintain such export licenses and approvals, and shall promptly notify Contractor of any occurrence or change in circumstances of which it becomes aware that is relevant to or affects such export license and approvals.

C. Information disclosed to Buyer pursuant to this ARTICLE shall be subject to the limitations set forth in ARTICLE 25. DISCLOSURE AND USE OF INFORMATION BY THE PARTIES.

ARTICLE 10. PROGRESS MEETINGS, PRESENTATIONS AND DOCUMENTATION DELIVERABLES

A.       Meetings and Presentations

         In addition to any other meetings called for under the provisions of this Contract and without limitation thereto, Contractor shall provide the manpower, facilities, materials and support required to conduct the following periodic meetings and presentations:

         1.       Informal Program Manager meetings.

         2. Technical Review meetings as determined by Contractor's Program Manager.

         3.       Quarterly Summary Executive Reviews.

         Copies of view graphs or other documents utilized during these meetings shall be furnished or be made available to Buyer. Buyer's management personnel, as may be deemed appropriate by Buyer, shall be invited to the Quarterly Summary Executive Reviews. Contractor shall be represented by its Program Manager and such other personnel as are specifically required to support the particular presentation. All periodic meetings shall be held at Contractor's facilities at either Sunnyvale, CA or Newtown, PA, or such other locations that the Parties shall mutually agree to.

B.       Distribution of Reports

         All materials, reports and documentation furnished pursuant to this ARTICLE shall be the property of Buyer subject to the limitations set forth in ARTICLE 25, DISCLOSURE AND USE OF INFORMATION BY THE PARTIES, except that, Contractor or its subcontractors may retain copies for their own purposes, including the using of such materials and reports in the performance of other contracts.

C.       Correspondence

         All correspondence, including notices, reports and documentation deliverables, to be provided to Buyer or Contractor under this Contract shall be sent in writing to Buyer or Contractor, signed by the Party issuing them, and sent by either: (i) facsimile transmission; (ii) first class certified mail, postage prepaid; or (iii) overnight courier service, charges prepaid, to the Party to be notified, addressed to such Party at the address set forth below, or sent by facsimile to the fax number set forth below, or such other address or fax number as such party may have substituted by notice given to the others in accordance with this paragraph C. The sending of such notice with confirmation or receipt thereof (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by certified mail or by overnight courier service) shall constitute the giving thereof.

         EchoStar Orbital Corporation                Lockheed Martin Corporation
         5701 South Santa Fe Drive                   1272 Borregas Avenue
         Littleton, Colorado 80120-1838              Sunnyvale C.A, 94089
         Attention: Mr. C. Ergen                     Attention: Ms. S. McMahan
                  Fax: 303-723-1699                  Fax: 408-743-4906
         CC:      Mr. David Moskowitz
                  Fax: 303-723-1608
         CC:      Mr. Rohan Zaveri
                  Fax: 303-723-1099

D. The only representatives of Buyer and Contractor authorized to sign contractual documents are:

         BUYER:                                      CONTRACTOR:
         Mr. C. Ergen                                Mr. P.L. Kujawski
         Mr. D. Moskowitz                            Mr. C. Stees
                                                     Ms. Sandra McMahan
                                                     Mr. P.H. Wiggett

         Or others authorized by written             Or others authorized by
         delegation of the Board of                  written delegation by
         Directors of EchoStar Orbital               Lockheed Martin Corporation
         Corporation

ARTICLE 11. RIGHTS IN DATA

A. Except as provided in paragraph B below, Buyer shall have an unlimited right to use, duplicate, and disclose the information contained in the Spacecraft Operations Manual (SOM) furnished pursuant to EXHIBIT A for the Spacecraft, however, if any written material furnished as part of said document is copyrighted, Buyer shall have an unlimited right to make copies of such copyrighted material and to use such copies for any Buyer purpose associated with the operation of the Spacecraft without payment of additional compensation to Contractor to the extent that Contractor has the authority to grant such right. In the event Contractor does not have such right, Contractor will exert its best efforts to obtain such rights for Buyer.

B. All data that are or may be delivered or disclosed by either party to the other shall be subject to ARTICLE 25, DISCLOSURE AND USE OF INFORMATION BY THE PARTIES.

C. Notwithstanding any other provision hereof, the ownership and title to copyrights and computer programs and their related documentation delivered to Buyer by Contractor in accordance with this Contract shall remain in Contractor or its licensor. Contractor shall grant to Buyer a paid up non-exclusive, non-transferable license to use (including "to duplicate" and "to adapt") solely for use in connection with this Contract, the copies of computer programs and their related documentation specified in the Contract required for the operation of the Spacecraft delivered under this Contract.

ARTICLE 12. PUBLIC RELEASE OF INFORMATION

         During the term of this Contract, neither Party, its affiliates, subcontractors, employees, agents and consultants shall release items of publicity of any kind, including, without limitation, news releases, articles, brochures, advertisements, prepared speeches, company reports or other information releases, related to the work performed hereunder, including the denial or confirmation thereof, without the other Party's prior written consent which consent shall not be unreasonably withheld. Notwithstanding the foregoing either Party may disclose the existence and the purpose of this Contract to the extent required by any laws, rules, or regulations.

ARTICLE 13. INDEMNIFICATION

A. Each party shall defend the other party and its officers, agents, servants, subsidiaries and employees, and any of them, from and against all claims, actions, suits and proceedings (collectively "Claims") alleging damage to any property, private or public, and injuries, including death, to persons caused by any act or omission of the indemnifying Party and/or the indemnifying Party's agents or representatives at any tier or any of them, and, notwithstanding the provisions of Article 28, shall pay any final judgment or settlement, provided the indemnifying Party is given prompt written notice of any such Claim and full authority to resist, defend and settle such Claim. The indemnified Party shall provide at the indemnifying Party's request such assistance and information as may be required the indemnifying Party. The indemnifying Party shall in no event be liable for any costs or expenses incurred without its written authorization.

B. Other than as provided in ARTICLES 6, 13, 14, 15 and 21, upon and after Launch of the launch vehicle for the Spacecraft, Contractor shall not be liable to Buyer, customers of Buyer or their customers for any damages resulting from: (i) any loss or destruction of the Spacecraft; or (ii) failure of the Spacecraft or its subsystems to operate satisfactorily, except any such liabilities, losses and damages that are caused by the gross negligence or willful misconduct of Contractor. Buyer also agrees to cause its insurers to waive all right of subrogation against Contractor and its officers, agents, servants, subsidiaries and employees, subject to terms and conditions as are then customarily available regarding such waivers.

ARTICLE 14. PATENT INDEMNITY

A. Contractor shall defend Buyer and its officers, agents, servants, subsidiaries and employees, and any of them from and against all Claims alleging that the manufacture of any Spacecraft, delivered under this Contract or the use, lease, sale or other disposition of any such Spacecraft infringes any U.S. patent, and, notwithstanding ARTICLE 28, shall pay any final judgment or settlement, provided Contractor is given prompt written notice of any such Claim and full authority to resist, defend and settle such Claim. Buyer shall provide at Contractor's request such assistance and information as may be required by Contractor.

B. If an injunction or other order is obtained against the manufacture, use, lease, sale or other disposition of any Spacecraft hereunder, Contractor agrees to use its best efforts either to procure rights so that such Spacecraft and the manufacture, use, lease, sale or other disposition thereof is no longer infringing or to modify or replace such Spacecraft so that it is no longer subject to such order. In the event that such injunction or order becomes permanent and that neither of the foregoing alternatives is suitably accomplished and Contractor is unable to reasonably perform its obligations hereunder, Buyer may terminate this Contract and receive a refund of all amounts paid to Contractor hereunder.

C. Contractor shall in no event be liable for any costs or expenses incurred without Contractor's written authorization and, except in the case of gross negligence or willful misconduct, in no event shall Contractor's total liability to Buyer under, or as a result of compliance with, the provisions of this ARTICLE exceed the aggregate Spacecraft price for all Spacecraft under construction or delivered. The foregoing states the entire warranty by Contractor and the exclusive remedy of Buyer, with respect to any alleged patent infringement by such product or part.

ARTICLE 15. INDEMNIFICATION FOR TAXES

         Contractor shall assume responsibility, and shall defend Buyer, its officers, agents, employees, servants, subsidiaries and assignees, or any of them, from and against all Claims arising out of, or relating to, taxes, which may be required under present federal, state, or local laws and which become due by reason of the performance of work under this Contract, and, notwithstanding the provisions of Article 28, shall pay any final judgment or settlement (including without limitation any interest or penalties), provided Contractor is given prompt written notice of any such Claim and full authority to resist, defend and settle such Claim, and Contractor shall execute and deliver such other and further documents, and comply with such requirements of said laws, as may be necessary thereunder to confirm and effectuate this Contract, including making of payment of any interest or penalties related to or arising from such taxes. Buyer shall provide at Contractor's request such assistance and information as may be required by Contractor. The indemnifying Party shall in no event be liable for any costs or expenses incurred without its written authorization. It is Contractor's belief that no sales, use, income or personal property taxes will be incurred under this Contract as presently structured. In the event that Buyer directs changes which result in the assessment of sales, use, income or personal property taxes which would not be payable absent such direction, Buyer shall be responsible for such taxes.

ARTICLE 16. EXCUSABLE DELAYS

         Without limiting any other provision specifying what constitutes an excusable delay under this Contract, acts of God or of the public enemy; acts of the Government in its sovereign or contractual capacity, including Government priorities, allocations, regulations or orders affecting materials, facilities, or completed Spacecraft (including changes in the launch specifications); fires; floods; snowstorms; earthquakes; epidemics; quarantine restrictions; strikes; wars; freight embargoes; or any similar events which cause failure or delay to perform hereunder, and in every case are beyond the reasonable control and without fault or negligence of a Party or its subcontractors hereunder shall constitute an excusable delay, if notice thereof is given to the other Party as soon as possible but in no event later than within thirty (30) days after such event shall have occurred. In the event of a delay resulting from any of the above causes, the Delivery requirement shall be extended for the period of the excusable delay.

ARTICLE 17. TERMINATION FOR DEFAULT

A. Buyer may, by written notice of default sent to Contractor in accordance with paragraph C of ARTICLE 10, terminate the whole or any part of this Contract in any one of the following circumstances:

         1. If Contractor fails to make Delivery of the supplies or to perform the services within the time specified herein.

         2. If Contractor fails to perform any of the other provisions of this Contract or so fails to make progress as to endanger performance of this Contract in accordance with its terms, and in either of these two circumstances does not act to correct such failure within a period of thirty (30) days (or such longer period as Buyer may authorize in writing) after receipt of notice from Buyer specifying such failure.

B. To the extent the Contract is terminated under this ARTICLE, Buyer shall use all reasonable efforts to utilize all work in process hereunder in order to mitigate any costs sustained by Buyer as a result of Contractor's default. Contractor will pay to Buyer all costs reasonably incurred by Buyer in obtaining all of the work described in this Contract, according to the schedule set forth herein, provided that Buyer enters into a contract for such work within twelve (12) months of Contractor's default.

C. If this Contract is terminated as provided in this ARTICLE, Contractor shall promptly refund all payments made by Buyer for the terminated work, except that Buyer shall remain liable to Contractor for and pay
         Contractor: (a) the Contract price for completed items which are Delivered to Buyer and finally accepted by Buyer pursuant to ARTICLE 7; and (b) the cost of, and a reasonable profit on, all work in process, materials in stock and services for which Buyer takes Delivery and which Buyer finally accepts pursuant to ARTICLE 7.

D. If this Contract is terminated as provided in this ARTICLE, Contractor shall protect and preserve property in the possession of Contractor in which Buyer has an interest.

E. Absent gross negligence or willful misconduct, the remedies set forth in this ARTICLE, and ARTICLES 6, 13, 14, 15, 21 and 30, shall be the sole recourse to which Buyer is entitled, under paragraph 1or paragraph 2 above, in the event of Contractor's default, and Contractor shall have no liability for special, indirect, incidental or consequential damages for lost profits or lost revenues.

F. In the event Buyer fails to perform any obligation which it is required to perform pursuant to this Contract, Contractor may, if such failure is not corrected within thirty (30) days after written notice of such failure is given by Contractor to Buyer in accordance with paragraph C of ARTICLE 10, halt work on this Contract and consider this entire Contract to be terminated due to the default of Buyer. In the event that Contractor terminates this

         Contract pursuant to this paragraph F, Contractor shall be entitled to compensation as set forth in ARTICLE 18, TERMINATION FOR CONVENIENCE. Absent gross negligence or willful misconduct, the remedies set forth in this paragraph F shall be the sole recourse to which Contractor is entitled, under this ARTICLE, in the event of Buyer's default, and Buyer shall have no liability for special, indirect, incidental or consequential damages for lost profits or lost revenues.


G. If, after notice of termination of the Contractor's right to proceed under the provisions of this ARTICLE, it is determined for any reason that the Contractor was not in default under the provisions of this ARTICLE, or that the delay was excusable under the provisions of
         ARTICLE 16, EXCUSABLE DELAYS, the rights and obligations of the Parties shall be the same as if notice of termination had been issued pursuant to ARTICLE 18, TERMINATION FOR CONVENIENCE.

H. If, after notice of termination of the Buyer's right to proceed under the provisions of this ARTICLE, it is determined for any reason that the Buyer was not in default under the provisions of this ARTICLE, or that the delay was excusable under the provisions of ARTICLE 16, EXCUSABLE DELAYS, the rights and obligations of the Parties shall be the same as if Contractor was terminated for default under this ARTICLE.

ARTICLE 18. TERMINATION FOR CONVENIENCE

A. Buyer, by written notice to Contractor, may terminate this Contract in whole, or in part, for any reason or for Buyer's convenience at any time prior to final acceptance of all the work. In the event of such termination, Contractor will cease work as directed in the termination notice. The termination charges shall be limited to the total direct costs (including applicable overhead charges) reasonably incurred by Contractor with respect to termination and settlement with all vendors and subcontractors , plus a profit of fifteen (15) percent on such direct costs, and reasonable costs incurred by Contractor in connection with the reassignment of the personnel involved in the Spacecraft program (provided that Contractor shall use reasonable commercial efforts to minimize all of the above-listed costs). In the event of termination by the Buyer of any deliverable item, it is agreed that the termination charges shall be negotiated but shall not exceed the total price for deliverable item set forth in ARTICLE 2, EQUIPMENT AND SERVICES TO BE FURNISHED AND PRICES THEREFORE, hereof. Notwithstanding the above, in no event shall the Buyer's liability, under this paragraph A, exceed the percentage of the total price of the Spacecraft, as such total price is set forth in ARTICLE 2. EQUIPMENT AND SERVICES TO BE FURNISHED AND PRICES THEREFORE, which corresponds to the month such termination occurs in the following schedule:

                    SPACECRAFT TERMINATION LIABILITY SCHEDULE

                           ------------------- ----------------
                                                % OF TOTAL
                                 MONTHS           PRICE OF
                                AFTER EDC        SPACECRAFT
                           ------------------- ----------------
                                   1                 XX
                           ------------------- ----------------
                                   2                 XX
                           ------------------- ----------------
                                   3                 XX
                           ------------------- ----------------
                                   4                 XX
                           ------------------- ----------------
                                   5                 XX
                           ------------------- ----------------
                                   6                 XX
                           ------------------- ----------------
                                   7                 XX
                           ------------------- ----------------
                                   8                 XX
                           ------------------- ----------------
                                   9                 XX
                           ------------------- ----------------
                                   10                XX
                           ------------------- ----------------
                                   11                XX
                           ------------------- ----------------
                                   12                XX
                           ------------------- ----------------
                                   13                XX
                           ------------------- ----------------
                                   14                XX
                           ------------------- ----------------
                                   15                XX
                           ------------------- ----------------
                                   16                XX
                           ------------------- ----------------
                                   17                XX
                           ------------------- ----------------
                                   18                XX
                           ------------------- ----------------
                                   19                XX
                           ------------------- ----------------
                                   20                XX
                           ------------------- ----------------
                                   21                XX
                           ------------------- ----------------
                                   22                XX
                           ------------------- ----------------
                                   23                XX
                           ------------------- ----------------

B. Direct costs (including applicable overhead charges) and costs incurred by Contractor in connection with the reassignment of the personnel involved in the Spacecraft program shall be determined in accordance with Contractor's standard accounting practice and may be verified, at Buyer's option and expense, by an independent certified public accounting firm to be mutually agreed upon by the Buyer and Contractor.

C. Buyer shall pay Contractor the aforesaid termination charges within thirty (30) days following the submission of an invoice. Upon payment of Contractor's invoice, Contractor shall deliver to Buyer all termination inventory which has not been credited by Contractor against the termination charges set forth in paragraph D.2 below. In the event that Contractor's invoice is not paid within thirty (30) days following submission, Buyer shall be in default pursuant to ARTICLE 17, TERMINATION FOR DEFAULT, paragraph F.

D. Final payment shall be in the amount of the total termination charges, less the following:

         1. Amounts previously paid by Buyer to Contractor with respect to previously completed work and any terminated work pursuant to
                  ARTICLE 4. PAYMENT, hereof; and

         2. Amounts representing the total of Contractor's costs with respect to previously completed work and any terminated work of segregable items of inventory not desired by Buyer and which Contractor elects to retain for its use.

         In the event the amount set forth in this paragraph D above exceeds the termination charges defined in paragraph A of this ARTICLE, Contractor shall promptly refund such excess to Buyer.

E. In no event shall the total amount paid to Contractor pursuant to this Agreement, including termination charges paid pursuant to this ARTICLE, exceed the total price stated in ARTICLE 2, EQUIPMENT AND SERVICES TO BE FURNISHED AND PRICES THEREFORE, hereof.

F. The remedies set forth in this ARTICLE shall be the sole recourse to which Contractor is entitled, under this ARTICLE, in the event of Buyer's exercise of termination for convenience.

G. Contractor agrees to use all reasonable efforts to assist Buyer in disposing/selling of the work in process upon termination pursuant to this ARTICLE.

ARTICLE 19. CHANGES

         Buyer may, from time to time between the EDC and the completion of this Contract, by written change order issued by Buyer, make changes within the general scope of this Contract in drawings, designs, specifications, method of shipment or packing, quantities of items to be furnished, place of Delivery, postpone Delivery, require additional work, or direct the omission of work. If any such change causes an increase or decrease in costs of, or the time required for, the performance of this Contract, an equitable adjustment shall be made in the price, or Delivery schedule, or both, and any other affected provision, and this Contract shall be modified in writing accordingly. Any claim by Contractor for adjustment under this paragraph shall be deemed waived unless asserted in writing within thirty (30) days from the date of receipt by Contractor of the change order. The amount of the claim shall be stated when it is submitted, or at a later date, not to exceed sixty (60) days from the date for assertion of the claim, which later date shall be requested at the time of such submission. Unless Contractor has waived its claim, all changes and equitable adjustments pursuant to this ARTICLE shall be subject to negotiation between and approval by both Parties prior to the implementation of any such change. Except for Excusable Delays pursuant to ARTICLE 16. EXCUSABLE DELAYS, none of the Contract dates will change unless mutually agreed upon in writing by the Parties.

ARTICLE 20. ASSIGNMENT

A. Neither party shall assign or delegate this Contract or any of its rights, duties, or obligations hereunder to any other person without the prior express written approval of the other party, such approval shall not be unreasonably denied. Nothing contained in this ARTICLE shall restrict Contractor from subcontracting work or procuring parts/materials or services in the ordinary course of performance of this Contract.

B. Buyer may assign this Contract, provided Buyer can reasonably demonstrate that any such proposed assignee is in at least as good financial condition as the Buyer at the EDC.

ARTICLE 21. WARRANTY


A. Contractor warrants that the goods or services furnished hereunder shall be free from any defects in material or workmanship and shall be manufactured in conformity with the performance specifications applicable to such goods and services.

B. Buyer shall have the right at any time during the period of this warranty and irrespective of prior inspections or acceptance to reject any goods or services not conforming to the above warranty and require that Contractor at its expense, correct or replace as promptly as is reasonably possible, at Contractor's option, such goods or services with conforming goods or services.

C. For the Spacecraft, this warranty shall run for a period of one (1) year from the date of final acceptance by Buyer or until Launch, whichever is sooner. Notwithstanding the foregoing, Contractor shall investigate any and all anomalies arising during the life of the Spacecraft, and use reasonable best efforts to correct any such anomaly that is correctable by Contractor from Buyer's SCF using the facilities and equipment available at such site.

D.       Except for the Spacecraft, this warranty shall run for a period of one
         (1) year from the date of final acceptance by Buyer.

E. Contractor shall pass on or assign to Buyer all warranties on goods or services given by suppliers or manufacturers other than Contractor to the extent to which Contractor is permitted by the terms of its purchase contracts with such suppliers or manufacturers.

F. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 22. ARBITRATION

A. Any dispute or disagreement arising between the Parties in connection with any interpretation of any provision of this Contract, or the compliance or noncompliance therewith, or the validity or enforceability thereof, or any other dispute under any ARTICLE hereof which is not settled to the mutual satisfaction of the Parties within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party informs the other, in writing, that such dispute or disagreement exists, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in effect on the date that such notice is given.

B. Either party which demands arbitration of the controversy shall, in writing, specify the matter to be submitted to arbitration and, at the same time, choose and nominate a competent person to act as an arbitrator; thereupon, within fifteen (15) days after receipt of such written notice, the other party to this agreement shall, in writing, choose and nominate a competent arbitrator. The two arbitrators so chosen shall meet and endeavor to resolve the question in dispute, and, if they agree upon such determination, the determination so made shall be in writing and signed by both arbitrators. If such two arbitrators fail to agree, they shall forthwith select a third arbitrator, giving written notice to both Parties of the choice so made and fixing a time and place at which both Parties may appear and be heard with respect to such controversy. In case the two arbitrators shall fail to agree upon a third arbitrator within a period of seven (7) days, or if for any other reason there shall be a lapse in the naming of an arbitrator or arbitrators, or in the filling of a vacancy, or in the event of failure or refusal of any arbitrator or arbitrators to attend or fulfill his or their duties, then upon application by either Party to the controversy, an arbitrator or arbitrators shall be named by the American Arbitration Association.

C. The arbitration award made shall be final and binding upon the Parties and judgment may be entered thereon, upon the application of either Party by any court having jurisdiction. Subject to any other limitation of damages set forth herein, the relief that may be awarded by the arbitrators under any arbitration arising from this Contract may not exceed actual compensatory damages. In no event may the arbitrators award punitive damages.

D. Each party shall bear the cost of preparing and presenting its case, and the cost of arbitration, including the fees and expenses of the arbitrator or arbitrators, will be shared equally by the Parties unless the award otherwise provides.

ARTICLE 23. APPLICABLE LAW

A. This Contract shall be interpreted and enforced in accordance with the substantive laws of the State of New York, exclusive of its conflict rules.

B. This Contract is subject to all applicable laws and regulations and each Party agrees to comply with all such applicable laws and regulations.

ARTICLE 24. ENTIRE AGREEMENT

         This Contract constitutes the entire agreement between the Parties and supersedes all prior understandings, commitments, and representations with respect to the subject matter hereof. It may not be amended, modified, or terminated (other than as specifically provided in the ARTICLES hereof), and none of its provisions may be waived, except by a writing signed by an authorized representative of the Party against which the amendment, modification, termination or waiver is sought to be enforced. The paragraph headings herein shall not be considered in interpreting the text of this Contract.

ARTICLE 25. DISCLOSURE AND USE OF INFORMATION BY THE PARTIES

A. If documents supplied by one party to the other are marked with a proprietary legend, the receiving party shall take all necessary steps to ensure that the documents and contents of such documents are not disclosed to any person other than a person employed or engaged by the receiving party, whether under subcontract or otherwise, who has a bona fide need to know the information contained thereon in order to perform this Contract. Any such document supplied hereunder shall be returned to the disclosing party together with any copies thereof promptly upon written request of the disclosing party, except for one copy to be retained for legal purposes. Whenever the receiving party makes copies of such proprietary documents for performance of work covered by this Contract, the receiving party shall mark each such copy as proprietary to the disclosing party.

B. Any disclosure to any person permitted under paragraph A of this ARTICLE shall be made under the same conditions that apply to the initial disclosure and shall extend only so far as may be necessary for the purposes of this Contract. Any such disclosure to a person other than an employee of the receiving party shall be made pursuant to a written confidential disclosure agreement or with prior written approval of the disclosing party.

C. Except with the written consent of the disclosing party, the receiving party shall not make use of any document mentioned in paragraph A of this ARTICLE other than for the purposes of this Contract.

D. The obligations and restrictions imposed by this ARTICLE shall not apply to the following:

         1. information that is or becomes available to the public from a source other than the receiving party, before or after the effective date of this Contract;

         2. information that is authorized for release in writing by the disclosing party;

         3. information that is lawfully obtained by the receiving party from a third party;

         4. information that is known by the receiving party prior to such disclosure; and

         5. information that is, at any time, developed by the receiving party completely independently of any disclosure or disclosures from the disclosing party.

E. Neither party shall be liable for inadvertent or accidental disclosure of such information marked as proprietary if such disclosure occurs despite both Parties exercising reasonable efforts to preserve and safeguard such information.

F. Neither party shall be liable for the disclosure of any proprietary information of the other party pursuant to any legally enforceable requirement of the U.S. Government or any

         State or local government, or any agency, or department of any of the above, or any binding court order.

G. No license, under any patents or any other intellectual property, is granted or implied by merely conveying data or information under this Contract.

H. Any proprietary disclosure to either party, if made orally, or visually, shall be identified as confidential or proprietary at the time of disclosure, in order for such information to be treated as proprietary and subject to the restrictions of this ARTICLE 25.

I. The obligations of this ARTICLE shall be effective for a period of three (3) years from the date of termination or expiration of this Contract whichever comes first.

ARTICLE 26. EFFECTIVE DATE

         The term Effective Date of the Contract (EDC), as used in this Contract, shall mean the 27th day of January 2000.

ARTICLE 27. PERMITS AND LICENSES

A. This Contract is subject to all applicable U.S. laws and regulations relating to the export of Spacecraft, technical data and other equipment and services being furnished pursuant to, or to be utilized in connection with, this Contract (hereinafter in this ARTICLE referred to as "Licensed Items") and to all applicable laws and regulations of the country or countries to which Spacecraft, technical data, and other equipment and services are exported or are sought to be exported.

B. Contractor shall use its best efforts to obtain such U.S. Government approvals and licenses for export of the "Licensed Items." Buyer shall not be liable for any additional cost associated with Contractor processing any export license application for Delivery of any Spacecraft.

C. If, within a reasonable time, the U.S. Government fails to grant a required approval or license to Contractor to export the "Licensed Items" or revokes or suspends such an approval or license subsequent to its grant, or grants such a license or approval subject to conditions, this Contract shall, nevertheless, remain in full force and effect. In the event of such U.S. Government action or inaction, deliveries and acceptance of all items to be furnished by Contractor shall be made at locations within the continental U.S. as agreed upon between the Parties. Such U.S. Government action or inaction shall not otherwise modify in any way the rights and obligations of the Parties under this Contract except to relieve Contractor of any obligations which cannot be performed without such an approval or license and to make the price and Delivery schedule subject to equitable adjustment in accordance with ARTICLE 19, CHANGES, to reflect the obligations of which Contractor is relieved.

D. If, within a reasonable time, any foreign country or countries to which such "Licensed Items" are sought to be exported fails to grant a required approval or license or suspends or revokes a required approval or license subsequent to its grant, or grants a license subject to conditions, or if any foreign country or countries to which such "Licensed Items" are exported fails to grant an approval or licenses to utilize the "Licensed Items" for the purpose for which exported, this Contract shall, nevertheless, remain in full force and effect. In the event of such foreign country or countries action or inaction, deliveries and acceptance of all items to be furnished by Contractor shall be made at locations within the continental U.S. as agreed upon between the Parties. Such foreign government action or inaction shall not otherwise modify in any way the rights and obligations of the Parties under this Contract except to relieve Contractor of any obligations which cannot be performed without such an approval or license and to make the price and Delivery schedule subject to equitable adjustment in accordance with ARTICLE 19, CHANGES, to reflect the obligations of which Contractor is relieved.

ARTICLE 28. LIMITATION OF LIABILITY

         ABSENT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE, WHETHER IN CONTRACT, TORT OR OTHERWISE, FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, FOR LOST PROFIT OR REVENUES TO THE OTHER PARTY.

ARTICLE 29. SPACECRAFT TEST AND HANDLING EOUIPMENT

         Contractor shall provide Spacecraft unique test and handling equipment at the Launch Site, during the period between Delivery of the Spacecraft to the Launch Site, and final acceptance for use in connection with the inspection and final acceptance of the Spacecraft pursuant to ARTICLE 7. INSPECTION AND FINAL ACCEPTANCE. Title to such equipment shall remain with Contractor.

ARTICLE 30. LIQUIDATED DAMAGES

A. Contractor acknowledges that its failure to Deliver the Spacecraft to the Launch site on or before the applicable Delivery date set forth in
         ARTICLE 3. DELIVERY SCHEDULE, may cause serious damage to Buyer, the amount of which may be difficult or impossible to prove.

         1. The amount of Liquidated Damages applicable to the Spacecraft shall be $XXXXXXX per day for days 1 though 60 and $XXXXXXX for each day thereafter, but shall not, absent gross negligence or willful misconduct, exceed a total of $XXXXXXX.

B. Contractor and Buyer agree that such liquidated damages, without further proof of same, shall be deemed to represent the damages actually sustained by reason of such delay.

C. The liquidated damages are intended to be compensatory and do not constitute a penalty.

D. These amounts are firm, fixed and not subject to adjustment due to changes in economic conditions. The Contractor's total liability for late Delivery of the Spacecraft shall not exceed the specified liquidated damages, absent gross negligence or willful misconduct.

E. Any interval of excusable delays as defined in ARTICLE 16. EXCUSABLE DELAYS, shall be excluded from the period for which liquidated damages accrue. However, such time period shall continue at the conclusion of the excluded interval as if no such interruption had occurred.

F. In the event that liquidated damage are owed by Contractor to Buyer, Contractor shall make payment of same to Buyer ninety (90) days after Launch of the Spacecraft, and in the event the Spacecraft is placed into Storage, Contractor shall make payment of same to Buyer ninety
         (90) days after it is placed into Storage.

ARTICLE 31. SPACECRAFT STORAGE

A. If as a result of a delay or failure to launch, through no fault of Contractor, Buyer requests Contractor to store the Spacecraft within sixty (60) days of completion of in-plant acceptance testing, the Contractor shall store, at a site designated by Buyer and such site shall be subject to the approval of Contractor, or if no site is designated by Buyer, at a site designated by Contractor, the Spacecraft delivered under this Contract. Title and risk of loss to the Spacecraft to be stored shall remain with Contractor at the storage site. Contractor shall assume full responsibility for any loss or damage to the Satellite during ground storage. There shall be no charge for storage or reverification work if the Contractor's failure to perform is the reason that the Satellite is stored, or if the Satellite is stored for less than six (6) months. Should the Satellite be stored for a reason other than Contractor's failure to perform and the Spacecraft remains in storage beyond the six (6) month period, Buyer shall be responsible for all storage costs (in excess of six (6) months) and shall be responsible for paying directly or reimbursing Contractor for all direct costs actually incurred by Contractor to re-verify system flight assurance and reverification testing (in excess of six (6) months). Contractor shall be responsible, except in the event of negligence or willful misconduct by the Buyer, for all transportation cost and insurance to cover the risk and expense of loss or damage of the Spacecraft in transit, (i) from Contractor's facility to storage,
         (ii) from Buyer's facility to the storage site, (iii) from the storage site to the launch site or (iv) if necessary, from the storage site to the refurbishment site and then to the launch site.

B. Upon the request of Buyer, the Contractor shall provide periodic testing, necessary equipment, and environmental maintenance suitable for prevention of deterioration to the Spacecraft during the period of storage. Unless the Contractor's failure to perform is the reason that the Satellite is stored, and except for the first six (6) months that the Satellite is stored, the cost for such service shall be subject to
         ARTICLE 19. CHANGES, and shall be negotiated upon the request of such services by Buyer. Any deterioration to a Spacecraft while in storage shall be at Contractor's risk and shall be corrected at Contractor's expense.

C. If at any time after storage begins, Buyer elects to launch the stored Spacecraft, the Contractor shall inspect, test and refurbish as necessary such Spacecraft to a launch-ready condition and arrange for transit to the launch site as directed by Buyer. The cost for such services shall be subject to ARTICLE 19. CHANGES, and shall be negotiated in good faith by the Contractor and Buyer at the time such services are required.

D. In the event the Spacecraft is placed into storage as a result of a delay or failure to launch, through no fault of Contractor, Contractor shall be entitled to commencement of the payment of In-Orbit Incentives associated with the Spacecraft in accordance with the provisions of
         ARTICLE 6, as though the IOT review had been completed on the date that the Spacecraft was placed into storage. Notwithstanding the foregoing, in the event that Contractor's late Delivery of the Spacecraft is the sole cause of the Spacecraft having to be placed into storage, the In-Orbit Incentives shall commence as set forth in ARTICLE 6.

ARTICLE 32. SURVIVAL

         The following ARTICLES shall survive the completion, expiration or termination of this Contract: ARTICLE 11. RIGHTS IN DATA; ARTICLE 12. PUBLIC RELEASE OF INFORMATION; ARTICLE 13. INDEMNIFICATION; ARTICLE 14. PATENT INDEMNITY; ARTICLE 15. INDEMNIFICATION FOR TAXES; ARTICLE 21. WARRANTY; ARTICLE
22. ARBITRATION; ARTICLE 23. APPLICABLE LAW; ARTICLE 25. DISCLOSURE AND USE OF INFORMATION BY THE PARTIES; ARTICLE 27. PERMITS AND LICENSES; ARTICLE 28. LIMITATION OF LIABILITY; ARTICLE 34. INTERPARTY WAIVER OF LIABILITY.

ARTICLE 33. INSURANCE

A. If the Buyer applies for insurance regarding risks relating to the Launch of the Spacecraft, the Contractor shall furnish Buyer with such information regarding the Spacecraft as is requested by the insurers and will cooperate in any insurance reviews.

B. If Buyer obtains such insurance, Buyer agrees to cause its insurer(s) to waive all rights of subrogation against Contractor and its officer, agents, servants, subsidiaries and employees, subject to terms and conditions as are then customarily available regarding such waivers.

ARTICLE 34. INTERPARTY WAIVER OF LIABILITY

         The Parties hereby agree to be bound by the no-fault, no-subrogation inter-party waiver of liability and related indemnity provisions provided in the launch services agreement that Buyer enters into with the Launch provider who actually launches the Satellite, with respect to the Launch and to cause their respective contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract and any other person having an interest in the Satellite or any transponder thereon (including customers of Buyer), as required by the launch services agreement and as specified by Buyer, to accede to such waiver. The Parties shall execute and deliver any instrument that may be required by the Launch provider to evidence their agreement to be bound by such waiver. Buyer and Contractor also shall obtain, from their insurers, and shall cause their respective contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract and any other person having an interest in any Satellite or any transponder thereon (including customers of Buyer), as required by the launch services agreement and as specified by Buyer, to obtain from their insurers, an express waiver of such insurers' rights of subrogation, subject to terms and conditions as are then customarily available regarding such waivers, with respect to any and all claims that have been waived pursuant to this ARTICLE 34.

ARTICLE 35. COOPERATION REGARDING SPOT BEAMS

         Until thirty (30) days after EDC, Contractor shall use reasonable commercial efforts to cooperate with Space Systems/Loral, Inc. ("SS/L") regarding the footprints of the spot beams for the Spacecraft and the EchoStar 8 satellite being manufactured by SS/L. In addition, upon Buyer's request, Contractor shall use reasonable commercial efforts to cooperate with SS/L as necessary to change the initial footprints of the spot beams for the Spacecraft and the EchoStar 8 satellite. Finally, Contractor shall use reasonable commercial efforts to cooperate with SS/L as necessary to ensure that the spot beams of the Spacecraft and the EchoStar 8 satellite, as deployed, will operate in accordance with the final approved beam footprints.

ARTICLE 36. DRY MASS PENALTY

         If, at the time of final acceptance pursuant to ARTICLE 7, the mass of the Spacecraft without propellant or pressurant (the "Dry Mass") exceeds 1868 Kilograms (Kg), Contractor shall pay to Buyer an amount calculated as XXXXXXX Dollars ($XXXXXXX) per each Kg by which such Dry Mass exceeds 1868 Kg (the "Dry Mass Penalty") and, if Buyer elects to launch the Satellite using a launch vehicle other than an Atlas IIIB launch vehicle, then, in addition to paying the Dry Mass Penalty, Contractor will perform all necessary integration activities in connection with the new launch vehicle on an expedited basis, at no additional cost or expense to Buyer (the "Integration Penalty").

         Notwithstanding the prior paragraph, if the Dry Mass exceeds 1868 Kg, but the orbital life of the Spacecraft is still expected to be at least 14 years, with industry standard margins, after completion of the IOT review, assuming an Atlas IIIB launch vehicle having a nominal supersynchronous MRS mission, then Contractor shall not be required to pay a Dry Mass Penalty or be subject to the Integration Penalty.

         Contractor hereby represents and warrants to Buyer that, to the best of its knowledge and belief on the date hereof, after the exercise of reasonable diligence, if the Satellite has a Dry Mass of 1868 or less Kilograms (Kg), at the time of final acceptance pursuant to ARTICLE 7, and is launched using an Atlas IIIB launch vehicle, with a nominal supersynchronous MRS mission, the Satellite will have an orbital life of at least 14 years after completion of the IOT review, with industry standard margins.

ARTICLE 37. KEY PERSONNEL


         The Contractor will assign properly qualified and experienced personnel to the program contemplated under the Contract. Personnel assigned to the following positions shall be considered "Key Personnel":

         a)       the Contractor's Program Manager

         b)       the Contractor's Contracts Manager

         c)       the Contractor's PA Manager

         d)       the Contractor's Vehicle Systems Engineering Manager

         e)       the Contractor's Vehicle Manager

         The Buyer shall have the right to approve the Contractor's Program Manager which approval shall not be unreasonably withheld or delayed. Key Personnel shall not be assigned to other duties without the Contractor giving prior written notice to and consulting with the Buyer. The Contractor shall provide a chart to the Buyer of the program Key Personnel and shall keep such chart current.

         Additionally:

         1) Dave Bair shall continue to be the primary interface with the Buyer in the capacity of the EchoStar Account Executive and Technical Expert and have a key decision making role within the EchoStar VII program when an issue remains unresolved.

         2) Surjit Dhillon shall be assigned to the program on a full time basis, directing the design and implementation of the payload, have the key decision-making role on payload-related issues, and shall be the primary interface with the Buyer on all payload-related technical and performance issues. Mr. Dhillon must be consulted, and sign off, on the following payload-related deliverables: (a) all portions of PDRs and CDRs relating to payload; (b) payload end item data package;
                  (c) payload performance data; and (d) payload IOT reports.

IN WITNESS WHEREOF, the parties hereto have executed this Contract.

ECHOSTAR ORBITAL CORPORATION                     LOCKHEED MARTIN CORPORATION


By:                                              By:
   -------------------------------                  ----------------------------
   David K. Moskowitz                               Peter H. Wiggett
   Senior Vice President and                        Director of Contracts
   General Counsel

EchoStar Communications Corporation hereby guarantees all of the obligations and duties of EchoStar Orbital Corporation under the Contract to which this guarantee is attached.

ECHOSTAR COMMUNICATIONS
CORPORATION


By:
   -------------------------------
   David K. Moskowitz
   Senior Vice President and
   General Counsel